                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                                 BELDEN. INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

[BELDEN LOGO]

                                                                  March 27, 2000

Dear Shareholder:

     I am pleased to invite you to attend the annual meeting of shareholders of Belden Inc. to be held on Thursday, May 4, 2000 at 11 o'clock in the morning at the St. Louis Club (16th Floor), Pierre Laclede Center, 7701 Forsyth Boulevard, St. Louis, Missouri.

     Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone or by mailing a proxy card. Voting in such manner will ensure your representation at the meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

     Thank you for your support and continued interest in Belden.

                                          Sincerely,

                                          /s/ C. Baker Cunningham
                                          C. Baker Cunningham
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                      2000 ANNUAL MEETING OF SHAREHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
NOTICE OF ANNUAL MEETING....................................    1
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
  ANNUAL MEETING............................................    2
  Why am I receiving these materials?.......................    2
  What information is contained in these materials?.........    2
  What proposals will be voted on at the meeting?...........    2
  What is Belden's voting recommendation?...................    2
  What shares owned by me can be voted?.....................    2
  What is the difference between holding shares as a
     shareholder of record and as a beneficial owner?.......    2
  How can I vote my shares in person at the meeting?........    3
  How can I vote my shares without attending the meeting?...    3
  Can I change my vote?.....................................    3
  How are votes counted.....................................    3
  What is the voting requirement to approve each of the
     proposals?.............................................    3
  What does it mean if I receive more than one proxy or
     voting instruction card?...............................    3
  Where can I find the voting results of the meeting?.......    3
  What happens if additional proposals are presented at the
     meeting?...............................................    4
  What classes of shares are entitled to be voted?..........    4
  What is the quorum requirement for the meeting?...........    4
  Who will count the votes?.................................    4
  Is my vote confidential?..................................    4
  Who will bear the cost of soliciting votes for the
     meeting?...............................................    4
  May I propose actions for consideration at next year's
     annual meeting of shareholders or nominate individuals
     to serve as directors?.................................    4
BOARD STRUCTURE AND COMPENSATION............................    6
DIRECTOR COMPENSATION.......................................    7
PROPOSALS TO BE VOTED ON....................................    8
  PROPOSAL NO. 1  Election of Directors.....................    8
  PROPOSAL NO. 2  Approval to Increase Share Reserve under
     Company's Long-Term Incentive Plan.....................   11
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   15
  Beneficial Ownership Table of Directors, Nominees and
     Executive Officers.....................................   15
  Beneficial Ownership Table of Shareholders Owning More
     Than Five Percent......................................   16
EXECUTIVE COMPENSATION......................................   17
  Report of the Compensation Committee of the Board of
     Directors on Executive Compensation....................   17
  Summary Compensation Table................................   19
  Option Grants in Last Fiscal Year.........................   20
  Aggregated Option Exercises in Last Fiscal Year and Fiscal
     Year-End Option Values.................................   20
  Certain Change in Control Arrangements....................   21
  Pension Plans.............................................   21
  Pension Benefits Table....................................   22
  Stock Performance Graph...................................   23
RELATIONSHIP WITH INDEPENDENT AUDITORS......................   23
OTHER MATTERS...............................................   23

                                  BELDEN INC.
                             7701 FORSYTH BOULEVARD
                                   SUITE 800
                           ST. LOUIS, MISSOURI 63105
                                 (314) 854-8000
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME:                        11:00 a.m. on Thursday, May 4, 2000

PLACE: Lewis & Clark Room, 16th Floor St. Louis Club, Pierre Laclede Center 7701 Forsyth Boulevard St. Louis, Missouri 63105

ITEMS OF BUSINESS:           To elect three directors each for a three-year
                             term.

                             To increase the share reserve under the Company's Long-Term Incentive Plan by 1,200,000 shares.

                             To consider such other business as may properly come before the meeting.

RECORD DATE:                 You are entitled to vote if you were a shareholder
                             at the close of business on Thursday, March 16, 2000.

FINANCIAL STATEMENTS:        Included with this mailing is the Company's 1999
                             Annual Report on Form 10-K. The Form 10-K includes the Company's audited financial statements and notes for the year ended December 31, 1999 and the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

VOTING BY PROXY:             Please submit a proxy as soon as possible so your
                             shares can be voted at the meeting in accordance with your instructions. You may submit your proxy
                             (1) over the Internet, (2) by telephone, or (3) by mail. For specific instructions, please refer to the Questions and Answers beginning on page 2 of this proxy statement and the instructions on the proxy card.

                                          By Order of the Board of Directors,

                                          Kevin Bloomfield
                                          Kevin L. Bloomfield
                                          Secretary and General Counsel

This proxy statement and accompanying proxy card are being distributed on or about March 29, 2000.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors (the "Board") of Belden Inc. (sometimes referred to as the "Company" or "Belden") is providing these proxy materials for you in connection with Belden's annual meeting of shareholders which will take place on May 4, 2000. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly-paid officers, and certain other required information. Our 1999 Annual Report to Shareholders and our 1999 Annual Report on Form 10-K are also enclosed. The Form 10-K includes our 1999 audited financial statements with notes and the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?

A: Two proposals will be voted on at the meeting:

     - The election of three directors

     - Increasing the share reserve under the Company's Long-Term Incentive Plan by 1,200,000 shares.

Q:  WHAT IS BELDEN'S VOTING RECOMMENDATION?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board -- the first proposal -- and "FOR" increasing the share reserve under the Company's Long-Term Incentive Plan -- the second proposal.

Q:  WHAT SHARES OWNED BY ME CAN BE VOTED?

A: All shares owned by you as of March 16, 2000, the Record Date, may be voted by you. These shares include those (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee, including those shares purchased through Belden's 401(k) plan, the Belden Wire & Cable Company Retirement Savings Plan (the "Savings Plan").

Q: WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

A: Most Belden shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

     SHAREHOLDER OF RECORD

    If your shares are registered directly in your name with Belden's Transfer Agent, ChaseMellon Shareholder Services ("ChaseMellon"), you are considered (with respect to those shares), the shareholder of record and these proxy materials are being sent directly to you by Belden. As the shareholder of record, you have the right to grant your voting proxy directly to Belden or to vote in person at the meeting. Belden has enclosed a proxy card for you to use.

     BENEFICIAL OWNER

    If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" (that is, the name of your stock broker, bank or other nominee) and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?

A: Shares held directly in your name as the shareholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or other proof of identification.

    Even if you plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?

A: Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

    BY INTERNET -- If you have Internet access, you may submit your proxy or, if you hold shares in street name, voting instruction card included by your broker or nominee from any location in the world by following the "Vote by Internet" instructions on the proxy card or voting instruction card.

    BY TELEPHONE -- If you live in the United States or Canada, you may submit your proxy or voting instruction card included by your broker or nominee by following the "Vote by Phone" instructions on such cards.

    BY MAIL -- You may do this by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "HOW ARE VOTES COUNTED?"

Q:  CAN I CHANGE MY VOTE?

A: You may change your proxy or voting instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:  HOW ARE VOTES COUNTED?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposal, you may vote "FOR," "AGAINST," or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board and "FOR" the other proposal and at the discretion of the proxy holders, on any other matter that comes properly before the meeting), except that any shares you hold in the Savings Plan will be voted in proportion to the way the other Savings Plan participants vote their shares.

Q:  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH PROPOSAL?

A: Each of the two proposals requires the affirmative "FOR" vote of a majority of those shares present and entitled to vote.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of 2000.

Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?

A: Other than the two proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, C. Baker Cunningham, Belden's Chairman and CEO, and Kevin L. Bloomfield, Belden's General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q:  WHAT CLASS OF SHARES IS ENTITLED TO BE VOTED?

A: Each share of our common stock outstanding as of the close of business on March 16, 2000, the Record Date, is entitled to one vote at the annual meeting. On the Record Date, we had 24,387,928 shares of common stock issued and outstanding.

Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the meeting. Both abstentions and "broker non-votes" are counted as present for the purpose of determining the presence of a quorum. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares. But a broker non-vote will not arise with respect to either proposal because a broker will have the discretionary authority to vote on each proposal in the absence of receiving voting instructions from his or her beneficial owner. Cumulative voting is not permitted for either proposal.

Q:  WHO WILL COUNT THE VOTE?

A: A representative of ADP Investor Communications Services will tabulate the votes and Kevin Bloomfield, Belden's General Counsel and Secretary, will act as the inspector of election.

Q:  IS MY VOTE CONFIDENTIAL?

A: Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Belden or to third parties except
   (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders provide written comments on their proxy cards which are then forwarded to Belden management.

Q:  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?

A: Belden will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We also have hired ADP Investor Communications Services to assist us in the distribution of proxy material and tabulating votes. We will pay ADP a fee of $7,000 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

Q: MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF SHAREHOLDERS OR NOMINATE INDIVIDUALS TO SERVE AS DIRECTORS?

A: You may submit proposals for consideration at future shareholder meetings, including director nominations.

    SHAREHOLDER PROPOSALS: For a shareholder proposal to be considered for inclusion in

    Belden's proxy statement for next year's annual meeting, the written proposal must be received by Belden no later than November 26, 2000. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Apart from the issue of inclusion in proxy materials, the Company's Bylaws establish requirements for shareholder proposals to be considered at the annual meeting. For example, for a shareholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Belden no later than March 4, 2001 and shall contain such information as required under our Bylaws.

    NOMINATION OF DIRECTOR CANDIDATES: You may propose director candidates for consideration by our Board. In addition, our Bylaws permit shareholders to nominate directors at a shareholders meeting. To make a director nomination at a shareholders meeting it is necessary that you notify Belden not fewer than 60 days in advance of the meeting. In addition, the notice must meet all other requirements contained in our Bylaws.

    COPY OF BYLAW PROVISIONS: You may contact the Belden Secretary at our Company headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making shareholder proposals and nominating director candidates.

                        BOARD STRUCTURE AND COMPENSATION

     The Board has seven members and two committees: Audit and Compensation. In 2000, it formed a Nominating Committee composed of Mr. Cunningham and the heads of the other committees. The Nominating Committee met several times in 2000 to review candidates to run as director nominees for this year's meeting. During 1999, the Board had four regular meetings and one special meeting. All directors attended 75% or more of the meetings of the Board and of the Board committees on which they served.

-------------------------------------------------------------------------------------------------
  NAME OF DIRECTOR                        AUDIT                          COMPENSATION
-------------------------------------------------------------------------------------------------
  Joseph R. Coppola                                                      X*
-------------------------------------------------------------------------------------------------
  Christopher I. Byrnes                                                  X**
-------------------------------------------------------------------------------------------------
  John R. DallePezze                                                     X
-------------------------------------------------------------------------------------------------
  Alan E. Riedel                          X
-------------------------------------------------------------------------------------------------
  Lorne D. Bain                           X
-------------------------------------------------------------------------------------------------
  Bernard G. Rethore                      X*
-------------------------------------------------------------------------------------------------
  C. Baker Cunningham
-------------------------------------------------------------------------------------------------
  Number of Meetings in 1999              4                              5
-------------------------------------------------------------------------------------------------

X Committee member, * Chair, ** Became Chair of Compensation Committee mid-year

THE AUDIT COMMITTEE

The Audit Committee assists the Board in reviewing the Company's corporate accounting and reporting practices, and evaluates the quality and integrity of the Company's financial reports. In discharging its duties, the committee:

- meets with our financial management and auditors (Ernst & Young) to review the financial statements, quarterly earnings releases and financial data of the Company;

- reviews and recommends to the Board the selection of auditors who will audit our financial statements;

-   reviews the scope, procedures and results of Company audits;

- reviews the adequacy and effectiveness of the financial controls of the Company; and

-   evaluates the Company's key financial and accounting personnel.

COMPENSATION COMMITTEE

The Compensation Committee determines, approves and reports to the Board on all elements of compensation for the Company's elected officers, including Base Salary, Annual Bonus, and Stock Options, as described in this proxy statement under "Executive Compensation." The committee also assists the Company in developing compensation and benefit strategies to attract, develop and retain qualified employees.

                             DIRECTOR COMPENSATION

     The following table provides information on Belden's compensation practices during 1999 for non-employee directors. (Mr. Cunningham does not receive any compensation for his Board activities.)

----------------------------------------------------------------------------------------------
                                 COMPENSATION TABLE FOR 1999
----------------------------------------------------------------------------------------------
  Annual Director Retainer                                       $20,000
----------------------------------------------------------------------------------------------
  Fee paid for Special Committee or Board Meetings               $1,000
----------------------------------------------------------------------------------------------
  Reimbursement for Expenses Attendant to Board Membership       Yes
----------------------------------------------------------------------------------------------
  Stock Option Award*                                            1,000
----------------------------------------------------------------------------------------------
  Stock Award**                                                  200
----------------------------------------------------------------------------------------------

* Under the Belden Inc. Long-Term Incentive Plan, each non-employee director is granted an option to purchase 1,000 shares on the day following each annual meeting. The exercise price of the option is the average of the high and low of Belden shares on the grant date. The options become exercisable on the first anniversary of the grant date and expire five years after the grant date. Based on the recommendation of an outside compensation consultant (whom the Compensation Committee retained to assess the competitiveness of director compensation), in its February 2000 meeting, the Board increased the annual stock option award to 2,000 in order for the Board to continue to attract and retain qualified members.

** Under the Belden Inc. Non-Employee Director Stock Plan, each non-employee director receives 200 Belden shares on the day following each annual meeting. Consistent with the recommendation of a compensation consultant, during its February 2000 meeting, the Board increased the annual award under the Stock Plan to directors to 500 in order for the Board to remain competitive in attracting and retaining qualified members.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     Directors are divided into three classes, Class I, Class II and Class III, each serving a term of three years. One class stands for election at each annual meeting. There are three Class II directors whose term will expire at the 2001 annual meeting, one Class III director whose term will expire at the 2002 annual meeting, and three Class I directors whose term will expire at this annual meeting.

     At this meeting, three Class I directors will be elected for a term expiring at the 2003 annual meeting. Mr. Byrnes, one of the three current Class I directors, and Messrs. Monter and Sadler are the Board's nominees for election at this meeting. Neither Mr. Monter nor Mr. Sadler has previously served on the Board. Mr. Coppola and Mr. DallePezze, the other current Class I directors, have elected to retire from the Board effective at this meeting. The Board wishes to thank Mr. Coppola and Mr. DallePezze for their strong leadership and significant contributions to the Board and Company. Each nominee is willing to serve if elected. Information regarding the business experience of each nominee and director is provided below.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF EACH
                                OF THE FOLLOWING

NOMINEES:

CHRISTOPHER I. BYRNES
Dean, School of Engineering and Applied Science
Washington University
Chairman -- Compensation Committee
Director since 1995                  Age 50        [CHRISTOPHER I. BYRNES PHOTO]

Received a B.S. degree in mathematics from Manhattan College and M.S. and Ph.D. degrees in mathematics from the University of Massachusetts. Has served on the engineering faculty at Arizona State, Harvard, and the Royal Institute of Technology in Stockholm. Has held visiting appointments in Austria, France, Germany, Italy, Japan, the Netherlands, Sweden and the former Soviet Union. Elected Fellow of the Institute of Electrical and Electronics Engineers and of the Japan Society for the Promotion of Science. Received an Honorary Doctor of Technology from the Royal Institute of Technology in Stockholm, Sweden in 1998. Since 1991, has been Dean of the School of Engineering and Applied Science of Washington University.

JOHN M. MONTER
President and Chief Executive Officer
Brand Services, Inc.                 Age 52               [JOHN M. MONTER PHOTO]

Received a B.S. degree in journalism from Kent State University and a M.B.A. degree from the University of Chicago. From 1993 to 1996, was President of the Bussmann Division of Cooper Industries, Inc. Bussmann manufactures electrical and electronic fuses. Since 1996, has been President and Chief Executive Officer of Brand Services, Inc. ("Brand") and is also a member of the Board of Directors of the parent company of Brand, DLJ Brand Holdings. Brand is a supplier of scaffolding services and specialty temporary structures.

M. WHITSON SADLER
President and Chief Executive Officer
Solvay America, Inc.                 Age 59            [M. WHITSON SADLER PHOTO]

Received a B.A. degree in economics from the University of the South and an M.B.A. degree from Harvard Business School. Since 1978, has been President and Chief Executive Officer of Solvay America, Inc. ("Solvay"). Solvay produces chemicals, plastics, and pharmaceuticals. Solvay is an affiliate of Solvay S.A. of Brussels. Prior to joining Solvay, was a General Partner of Lazard Freres & Company.

Director, Southdown, Inc.

CLASS II DIRECTORS: TERM EXPIRING IN 2001

ALAN E. RIEDEL
Member -- Audit Committee
Director since 1993                  Age 69               [ALAN E. RIEDEL PHOTO]

Graduated magna cum laude from Ohio University with a B.A. degree in government. Received a Juris Doctor degree from Case Western Reserve University School of Law, where he was elected to the Order of the Coif, and completed Harvard Business School's Advanced Management Program. Received an Honorary Doctor of Laws from Ohio University in 1994. Since April 1994, has served in the position "Of Counsel" to Squire, Sanders & Dempsey. Had been Director and Chairman of Gardner Denver Inc., a manufacturer of air compressor products and pumps, from April 1994 until November 1998, when he retired as Chairman but continues as Director. Had been Vice Chairman of Cooper Industries, Inc. ("Cooper"), from April 1992 until April 1994, when he retired. From 1983 to 1992, was Senior Vice President, Administration of Cooper. Cooper is a manufacturer of electrical equipment and tools and hardware.

Director, Factory Mutual Insurance Company, Gardner Denver Inc., and the Ohio University Foundation (former Chairman).

LORNE D. BAIN
Chairman, President and
Chief Executive Officer
WorldOil.com
Member -- Audit Committee
Director since 1993                  Age 58                [LORNE D. BAIN PHOTO]

Received a B.B.A. degree from St. Edwards University and a Juris Doctor degree from the University of Texas School of Law and completed Harvard Business School's Advanced Management Program. Presently, Chairman, President and Chief Executive Officer of WorldOil.com, an Internet-based business serving the oilfield services industry. From 1997 to February 2000, was Managing Director of Bellmeade Capital Partners, L.L.C., a venture capital firm. From 1991 to 1996, had been Chairman and Chief Executive Officer of Sanifill, Inc., an environmental services company.

BERNARD G. RETHORE
Chairman of the Board
Flowserve Corporation
Chairman -- Audit Committee
Director since 1997                  Age 58           [BERNARD G. RETHORE PHOTO]

Received a B.A. degree in economics (Honors) from Yale University and an M.B.A. degree from the Wharton School of the University of Pennsylvania. Since 1995, had been Director, President and Chief Executive Officer of BW/IP, Inc., a supplier of advanced-technology fluid transfer and control equipment, systems and services and was elected its Chairman in February 1997. In July 1997, became Chairman and Chief Executive Officer of Flowserve Corporation ("Flowserve") and added the additional title of President, in October 1998 until July 1999. Stepped down as Chief Executive Officer of Flowserve in January 2000 but continues to serve as its Chairman. Flowserve, formed by the merger of BW/IP, Inc. and Durco International, Inc., produces highly engineered pumps, precision seals, valves and valve actuators, and flow management services. From 1985 to 1995, was Senior Vice President of Phelps Dodge Corporation and President of Phelps Dodge Industries.

Director, Maytag Corporation, Amcast Industrial Corporation, and Flowserve Corporation.

CLASS III DIRECTORS: TERM EXPIRING IN 2002

C. BAKER CUNNINGHAM
Chairman of the Board, President and
Chief Executive Officer
Director since 1993                  Age 58          [C. BAKER CUNNINGHAM PHOTO]

Received a B.S. degree in civil engineering from Washington University, an M.S. degree in civil engineering from Georgia Institute of Technology and an M.B.A. from Harvard Business School. Has been Chairman, President and Chief Executive Officer of the Company since its incorporation in July 1993. From February 1982 until July 1993, was an Executive Vice President, Operations of Cooper.

Director, Cooper Cameron Corporation.

                                 PROPOSAL NO. 2
                       APPROVAL TO INCREASE SHARE RESERVE
                    UNDER COMPANY'S LONG-TERM INCENTIVE PLAN

     In November 1993, the Board of Directors adopted, and in May 1994 the shareholders approved, the Belden Inc. Long-Term Incentive Plan (as amended to date the " Incentive Plan" or "Plan). At this meeting, the Company is asking shareholders to approve increasing the share reserve under the Plan by 1,200,000 so awards under the Plan can continue to be made. The requested increase in reserves is less than 5% of the number of outstanding shares. The Board believes the Incentive Plan benefits shareholders by linking a portion of participants' compensation to performance.

     OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR INCREASING THE SHARE RESERVE UNDER THE PLAN.

SUMMARY OF INCENTIVE PLAN

     General. The purpose of the Incentive Plan is to encourage ownership in Belden by key employees whose long-term employment is essential to Belden's continued progress. Stock options, stock appreciation rights, performance shares, and restricted stock may be granted under the Plan. To date, only stock options have been granted. The Compensation Committee administers the Plan.

     Eligibility and Participation. Employees with significant management potential or having the capacity to contribute significantly to the success of the Company are eligible to participate. Presently, 111 employees participate.

     Limitations. Section 162(m) of the Internal Revenue Code, as amended (the "Code"), places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of Belden. To preserve Belden's ability to deduct the compensation income associated with options granted to such persons, the Incentive Plan provides that no employee may receive more than 200,000 stock options each year.

     Shares Subject to Awards. The initial share reserve when the shareholders approved the Plan in 1994 was 1,300,000 shares. In 1997, the shareholders approved increasing the share reserve by 1,300,000. If this proposal is approved, the reserve will increase by 1,200,000. In its February 2000 meeting, the Compensation Committee granted 614,000 options to participating employees under the Plan. This amount exceeded the current share reserve under the Plan by 156,020. For this reason, the February grants were made on the condition that shareholders approve the increase in share reserve being requested under this proposal. If the proposal is approved, as of March 14, 2000, the number of options outstanding would be 2,317,078, which is less than 10% of the number of outstanding shares, and the number of shares available in reserve would be 1,043,980 (i.e., 1,200,000, the number of shares being requested, less 156,020, the number of options granted in February 2000 which exceed the current share reserve under the Plan).

     If any outstanding options expire or terminate, the shares of common stock allocable to the unexercised portion of such options may again be subject to award under the Incentive Plan, subject to certain exceptions. The Compensation Committee has the discretion to grant either "incentive stock options" (within the meaning of Section 422 of the Code ("ISO's") or "non-statutory stock options" ("NSO's"). The aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the participant in any calendar year may not exceed $100,000. A description of these two types of stock options appear below under the heading "Federal Income Tax Consequences."

     Terms and Conditions of Options. Each option granted under the Incentive Plan is evidenced by a written option agreement between Belden and the optionee and is subject to the following additional terms and conditions:

     Exercise Price. The price at which shares may be purchased pursuant to an option, whether an ISO or an NSO, is determined by the Compensation Committee, but in no event may the price be less than the average of the high and low of Belden shares on the day the options were granted. On March 14, 2000, the high and low sale prices of Belden shares were $26.25 and $25.00 per share, respectively.

     Term of Option. The Compensation Committee in its discretion may provide that an option will be exercisable throughout a ten-year period or during any shorter period of time commencing on or after the date of grant of the option and ending on or before the expiration of a ten-year period. The Compensation Committee may provide for vesting or other conditions to exercise options.

     Form of Consideration. Upon exercise, an optionee may pay the exercise price in cash, shares, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

     Rights of Participants. No participant has rights as a shareholder with respect to the shares covered by his option until the date of issuance of a stock certificate for the shares. The granting of any option by the Company does not impose any obligation on the Company to employ or continue to employ any participant.

     Stock Appreciation Rights. No stock appreciation rights have been granted under the Plan. The Compensation Committee may grant stock appreciation rights either in tandem with an option or alone. Stock appreciation rights granted in tandem with a stock option may be granted at the same time as the stock option or at a later time. A stock appreciation right issued in tandem with stock options shall entitle the participant to receive from the Company an amount payable in cash, in shares or a combination of cash and shares equal to the positive difference between the fair market value on the date of exercise of a share and the grant price. The grant of a freestanding stock appreciation right may be at a price determined by the Committee. However, the price may not be less than the fair market value of the shares on the date of grant. No stock appreciation right may be exercisable earlier than six months after grant.

     Restricted Stock Awards. No restricted stock awards have been made under the Plan. The Compensation Committee may grant shares of restricted stock on terms as the Committee may determine. "Restricted stock" means Belden shares that may be forfeited by the holder to the Company under conditions as the committee may determine. The restrictions may include limitations on transferability, requirements of continued employment, individual performance or the Company's financial performance.

     Performance Shares. No performance shares have been granted under the Plan. The Compensation Committee may grant performance shares, which are shares that are earned only after the attainment of predetermined performance targets during a performance period established by the Compensation Committee. Performance shares may be convertible into shares, cash or a combination of both as the Committee may determine. At the end of the performance cycle, the Committee determines the number of performance shares that have been earned. Performance shares may not be sold, transferred, assigned, pledged or otherwise encumbered so long as such performance shares remain restricted.

     Stock Options for Non-employee Directors. Under the Plan, for years before 2000, each non-employee director automatically received on the day after each annual meeting an option to purchase 1,000 shares. At its February 2000 meeting, the Board, on advice of a compensation consultant, increased the annual award to 2,000 for awards made in 2000 or thereafter. Pursuant to the terms of the Plan as approved by the shareholders at the 1994 annual meeting, the Board has the right to make such an amendment to the Plan. The consultant felt an adjustment in the level of awards was necessary to ensure that the Company could continue to attract and retain qualified directors. The option exercise price is the average of the high and low share price on the grant date. The options become exercisable on the first anniversary of the date of the grant and expire five years after the date of grant. The option price may be paid in cash, shares or a combination of both. Options granted to non-employee directors are not transferable, other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee. If a person ceases to be a non-employee director due to death, disability or retirement, his or her options generally will be exercisable for a period of one year (but not later than the expiration date of the option). If a non-employee director's service terminates for any other reason, options that are not then exercisable shall be canceled and options that are exercisable may be exercised at any time within 90 days after the date of such termination (but not later than the expiration date of the options). The section of the Plan applicable to directors operates automatically and does not require administration.

     Change of Control. The Incentive Plan provides for the acceleration of certain benefits in the event of a "Change of Control" of the Company. A

Change of Control will be deemed to have occurred if (i) any person or group acquires beneficial ownership of 25% of the voting securities of the Company,
(ii) subject to certain conditions, there is a change in the composition of a majority of the Board of Directors within any two-year period, or (iii) a change in control (as such term is used in Schedule 14A promulgated under the Securities Exchange Act of 1934) otherwise occurs.

     Effect of Change of Control. Upon the occurrence of a Change of Control, each non-employee director option with respect to which six months has elapsed since the date of grant, whether the option is then exercisable or not, will be cancelled in consideration for a payment equal to the excess of the fair market value of the shares (as calculated in accordance with the Incentive Plan) over the option exercise price. A holder of any other option granted under the Incentive Plan which is not then exercisable in full at the time of a Change of Control will be entitled, with respect to the portion not then exercisable, to receive a cash payment equal to the excess of the then fair market value of the shares (as calculated in accordance with the Incentive Plan) over the option exercise price. In addition, upon a Change of Control, all stock appreciation rights which have not been granted in tandem with options and which have been outstanding for at least six months will become exercisable in full, restrictions on restricted stock shall lapse and all performance shares shall be deemed to be earned in full.

     Changes in the Company's Capital Structure. In the event of any change in the outstanding shares by reason of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or shares of the Company, the maximum aggregate number and class of shares as to which stock options, stock appreciation rights, restricted stock awards, and performance shares may be granted under the Incentive Plan and the shares issuable pursuant to outstanding stock options, stock appreciation rights, restricted stock awards, and performance shares shall be appropriately adjusted by the Compensation Committee, whose determination shall be final.

     Amendment of the Incentive Plan. The Board of Directors may amend, suspend or terminate the Incentive Plan at any time and from time to time, subject to certain conditions.

     Duration of the Incentive Plan; Registration of Shares. The Incentive Plan became effective on October 6, 1993 and no awards may be granted under the Plan after October 6, 2003.

     Federal Income Tax Consequences -- Incentive Stock Options. The grant of incentive stock options to an employee does not result in any income tax consequences. The exercise of an incentive stock option does not result in any income tax consequences to the employee if the incentive stock option is exercised by the employee during his employment with the Company or a subsidiary, or within a specified period after termination of employment due to death or retirement for age or disability under then established rules of the Company. However, the excess of the fair market value of the shares of stock as of the date of exercise over the option price is a tax preference item for purposes of determining an employee's alternative minimum tax. An employee who sells shares acquired pursuant to the exercise of an incentive stock option after the expiration of (i) two years from the date of grant of the incentive stock option, and (ii) one year after the transfer of the shares to him (the "Waiting Period") will generally recognize long-term capital gain or loss on the sale.

     An employee who disposes of his incentive stock option shares prior to the expiration of the Waiting Period (an "Early Disposition") generally will recognize ordinary income in the year of sale in an amount equal to the excess, if any, of (i) the lesser of (a) the fair market value of the shares as of the date of exercise or (b) the amount realized on the sale, over (ii) the option price. Any additional amount realized on an Early Disposition should be treated as capital gain to the employee, short- or long-term, depending on the employee's holding period for the shares. If the shares are sold for less than the option price, the employee will not recognize any ordinary income but will recognize a capital loss, short- or long-term, depending on the holding period.

     The Company will not be entitled to a deduction as a result of the grant of an incentive stock option, the exercise of an incentive stock option, or the sale of incentive stock option shares after the Waiting Period. If an employee disposes of his incentive stock option shares in an Early Disposition, the Company will be entitled to deduct the amount of ordinary income recognized by the employee.

     Federal Income Tax Consequences -- Non-Statutory Stock Options. The grant of NSO's under the Incentive Plan will not result in the recognition of any taxable income by the participant. A participant will recognize income on the date of exercise of the non-statutory stock option equal to the difference between (i) the fair market value on the date of the shares acquired, and (ii) the exercise price. The tax basis of these shares for purposes of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the option. The income reportable on exercise of the option by an employee is subject to federal and state income and employment tax withholding.

     Generally, the Company will be entitled to a deduction in the amount reportable as income by the participant on the exercise of a non-statutory stock option.

     Federal Income Tax Consequences -- Stock Appreciation Rights and Performance Shares. Stock Appreciation Rights and Performance Share awards involve the issuance of shares or the payment of cash, without other payment by the recipient, as additional compensation for services to the Company. The recipient will recognize taxable income equal to cash received or the fair market value of the shares on the date of the award, which becomes the tax basis in a subsequent sale. Generally, the Company will be entitled to a corresponding deduction in an amount equal to the income recognized by the recipient.

     Federal Income Tax Consequences -- Restricted Stock Grants. Restricted stock granted under the Incentive Plan generally will not be taxed to the recipient, nor deductible by the Company, at the time of grant. On the date the restrictions lapse and the shares become transferable or not subject to a substantial risk of forfeiture, the recipient recognizes ordinary income equal to the excess of the fair market value of the shares on that date over the purchase price paid for the stock, if any. The participant's tax basis for the shares includes the amount paid for the shares and the ordinary income recognized. Generally, the Company will be entitled to a deduction in an amount of income recognized by the recipient.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists information as of March 1, 2000, concerning:

     - beneficial ownership of each director or nominee;

     - beneficial ownership of each executive officer named in the Summary Compensation Table; and

     - beneficial ownership of directors, nominees and executive officers as a group.

     The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of April 30, 2000 (60 days after March 1, 2000) through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power with respect to the shares set forth in the following table.

     The percentage of outstanding common stock, including options exercisable within 60 days after March 1, 2000, beneficially owned by directors, nominees and executive officers as a group is 2.3%. The percentage of shares beneficially owned by any director or nominee individually does not exceed 1% of the outstanding common stock, except for Mr. Cunningham whose percentage of shares is 1.19%.

    BENEFICIAL OWNERSHIP TABLE OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

                                                              SHARES BENEFICIALLY
                                                                  OWNED(A)(B)
                                                              -------------------
C. Baker Cunningham                                                 290,671
  Chairman of the Board, President, Chief Executive Officer
     and Director
Peter J. Wickman                                                     74,454
  Vice President, Operations and President of Belden
     Electronics
Richard K. Reece                                                     76,382(c)
  Vice President, Operations and President of Belden
     Communications
Paul Schlessman                                                      19,140
  Vice President, Finance, Treasurer and Chief Financial
     Officer
Kevin L. Bloomfield                                                  49,446
  Vice President, Secretary and General Counsel
Lorne D. Bain                                                         6,800
  Director
Joseph R. Coppola                                                     6,300
  Director
Alan E. Riedel                                                       22,206(d)
  Director
Christopher I. Byrnes                                                 4,300
  Director
Bernard G. Rethore                                                    7,600(e)
  Director
John R. DallePezze                                                    6,600
     Director
John M. Monter                                                          500
  Nominee
M. Whitson Sadler
  Nominee
All directors, nominees and officers as a group                     564,399

(a) Includes the following shares covered by stock options which are currently exercisable or exercisable within 60 days after March 1, 2000: Mr. Cunningham, 185,000 shares; Mr. Schlessman, 18,322 shares; Mr. Reece, 52,159 shares; Mr. Wickman, 52,159 shares; Mr. Bloomfield, 31,666 shares; Messrs. Coppola and Bain, 4,000 shares each; Dr. Byrnes 3,000 shares; and Messrs. Riedel, Rethore and DallePezze, 2,000 shares each.

(b)  Includes shares held in the Company's Saving Plan.

(c)  Includes 23,766 shares owned jointly by Mr. Reece and his spouse.

(d)  Includes 2,000 shares held in an Individual Retirement Account.

(e)  Includes 5,200 shares held in trust.

                   BENEFICIAL OWNERSHIP TABLE OF SHAREHOLDERS
                         OWNING MORE THAN FIVE PERCENT

     The following table shows information regarding those shareholders known to the Company to beneficially own more than 5% of the outstanding Belden shares.

                                                            AMOUNT AND NATURE
NAME AND ADDRESS                                              OF BENEFICIAL       PERCENT
OF BENEFICIAL OWNER                                             OWNERSHIP         OF CLASS
-------------------                                         -----------------     --------
First Pacific Advisors, Inc.                                    1,604,900(a)       6.60%
11400 West Olympic Boulevard
Suite 1200
Los Angeles, CA 90064
Prudential Insurance Company of America                         1,271,195(b)       5.22%
751 Broad Street
Newark, NJ 07102-3777
SSB Citi Fund Management LLC                                    2,036,292(c)       8.40%
Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, NY 10013
Citigroup Inc.
153 East 53rd Street
New York, NY 10043

(a) Information based on a Schedule 13G filed with the SEC by First Pacific Advisors, Inc. ("First Pacific"). First Pacific has shared voting power over 209,400 shares, shared dispositive power over 1,604,900 and does not have sole voting or sole dispositive power over any shares.

(b) Information based on a Schedule 13G filed with the SEC by Prudential Investments Corporation ("Prudential"). Prudential has shared voting power and shared power over 790,495 shares and sole voting or sole dispositive power over 480,700.

(c) Information based on a Schedule 13G filed with the SEC by SSB Citi Fund Management LLC ("SSB Citi Fund"), Salomon Smith Barney Holdings Inc. ("SSB Holdings"), and Citigroup Inc. ("Citigroup"). SSB Citi Fund has shared voting power and shared dispositive power over 1,509,028 shares and does not have sole voting power or sole dispositive power over any shares. SSB Holdings has shared voting power and shared dispositive power over 1,997,931 shares and does not have sole voting power or sole dispositive power over any shares. Citigroup has shared voting power and shared dispositive power over 2,036,292 shares and does not have sole voting power or sole dispositive power over any shares. SSB Holdings and Citigroup each disclaims beneficial ownership of its respective shares noted in the
     Schedule 13G.

     In addition, at December 31, 1999, CIGNA Retirement and Investment Services as Trustee of the Savings Plans, held of record 662,948.83196 shares, 2.7% of common stock.

                             EXECUTIVE COMPENSATION

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

     The Compensation Committee, comprised of non-employee directors of the Company, is responsible for establishing the Company's compensation philosophy and making all decisions regarding compensation for the Chief Executive Officer and other named executive officers, including determining base salary and bonus amounts, approving target financial performance levels, and granting stock options and other long-term incentives. The Committee also reviews guidelines for compensation, bonus, and stock option grants for other employees.

EXECUTIVE COMPENSATION OBJECTIVES

     The goals of the executive compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward key management employees who take actions that enhance shareholder value and attain Company goals. The Company's philosophy is to target total direct compensation at the 50th percentile of other comparably-sized companies.

     An outside consultant is engaged to evaluate the level of competitiveness of the executive compensation programs relative to other companies within the electronics and communication equipment industry. Companies selected for comparison purposes were those with whom the Company competes for executive talent. Because this group may differ from the Company's product competitors, this comparison group has not been selected to reflect the companies shown on the proxy performance graph.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     In 1999, the total compensation package for the Company's top executives consisted of the following elements:

-   Base salary

-   Annual bonus

-   Stock options

     The Company's incentive programs -- those being, the annual bonus and stock option programs -- are key elements of the total compensation package. They are designed to reward executives for short- and long-term enhancements to the value received by shareholders. These programs place a portion of the participant's direct total compensation "at risk" and provide certain additional "upside" compensation opportunities dependent on Belden's actual performance.

BASE SALARIES

     Base salaries are reviewed each year and adjusted based on Company performance, individual performance, and the executive's level of responsibility. During 1999, actual base salaries paid to the named executive officers increased 6.26% over those paid in 1998. Ms. Staples (who was included in the Summary Compensation Table last year was not included in this year's Table) and Mr. Schlessman (who was included in this year's Table was not included in last year's Table) are excluded from the comparative information noted in this Report.

ANNUAL INCENTIVES

     During 1999, key management (including elected officers) participated in Belden's cash profit-sharing program. Depending on the degree to which pre-determined performance criteria are met or exceeded, the Company may award officers a cash bonus under this program. The bonus range for Mr. Cunningham varies from 0% to 100% of his base salary.

     For 1999, the performance criteria determined by the Committee were based on two objective measures, return on capital and earnings per share, and for all participants other than Mr. Cunningham, an individual performance component. The criteria for Mr. Cunningham were based solely on return on capital (33%) and earnings per share (67%). For officers other than Mr. Cunningham, the weight assigned to each of the three performance criteria was: 54% earnings per share; 26% return on capital; and 20% individual performance.

     The Committee establishes the performance goals at the beginning of the year. The Company's overall financial performance determines the size of the bonus pool to be distributed to the executives participating in the program.

     Belden had a solid year in 1999. Revenues for the year increased 23% and reached a record level of $818 million. Operating earnings increased 7%. Earnings per share increased 4% to $1.68 from $1.62 in 1998 after adjusting for non-recurring items. With its strong cash flow, the Company generated more than $43 million in free cash after capital investments and dividends.

     The Company made several strategic moves in 1999 to enhance its competitive position, particularly in the growth segments of electronics and communications, both domestically and internationally. During the year, Belden acquired three businesses that serve these segments: Cable Systems International (Arizona), Duna Kabel Kft. (Hungary) and Dorfler Kabelwerk GmbH (Austria). At the same time, the Company strengthened its position in the specialty wire and cable segment by disposing of its power cord business, Cord Products, a commodity business.

     In February 2000, the Committee reviewed 1999 results and, based on the pre-established performance criteria, as well as Company performance as highlighted above, determined that the range of cash bonuses as a percent of base salary earned by each executive officer for 1999 was 22% to 28%. These awards were 33% above those paid in 1998.

LONG-TERM INCENTIVES (STOCK OPTIONS)

     The Company also uses stock options to strengthen the relationship between top management and shareholders. These stock options provide the opportunity for the executives to share in any gains created for shareholders and act as a tool for retaining key executives. The policy of the Compensation Committee is to grant stock options to members of the management group to encourage ownership of the Company's stock and to more closely align the executive's interest with the interest of other shareholders. Pursuant to this policy, options were granted to officers in 1999.

CEO COMPENSATION

     In keeping with the Company's philosophy of emphasizing the incentive elements of the total compensation package, Mr. Cunningham's base salary, on an annualized basis, was increased in 1999 by 4.8% to $518,749. Mr. Cunningham participates in the same incentive plans as the other named executive officers. For 1999, he earned a bonus of $145,000 or 28% of salary, which reflects the growth the Company experienced, evidenced in part by the successful acquisitions of Cable Systems International, Duna Kabel Kft. and Dorfler Kabelwerk GmbH. Consistent with the Committee's general policy to grant stock options, Mr. Cunningham was awarded stock options in 1999.

     The Company also maintains certain benefit programs in which the named executive officers participate. The compensation attributed to these executive officers for 1999 from these programs is detailed in this proxy statement. Mr. Cunningham's participation in these programs reflects what the Committee believes is the participation that other executives at his level in similarly-sized organizations would expect.

STOCK OWNERSHIP GUIDELINES

     Last year, the Committee established stock ownership guidelines for executive officers to increase their equity stake in Belden and to more closely align their interests with those of other shareholders. These guidelines provide that the CEO should attain an investment position in Belden's stock equal to four times his base salary and all other elected officers should attain an investment position equal to two times their base salary. These goals are to be attained within five years.

SECTION 162(M)

     Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the executive officers. Although the Committee considers this provision when reviewing executive compensation, the Committee uses sound business judgment to determine whether specific compensation programs are appropriate, even if certain elements may not meet the performance criteria under the tax code provision.

Christopher I. Byrnes, Chairman
Joseph R. Coppola
John R. DallePezze

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                                                               ------------
                                                                                  AWARDS
                                                   ANNUAL COMPENSATION          SECURITIES           ALL
                                              -----------------------------     UNDERLYING          OTHER
                                                      SALARY(1)    BONUS(2)     OPTIONS(3)     COMPENSATION(4)
NAME AND PRINCIPAL POSITION                   YEAR       ($)         ($)           (#)               ($)
---------------------------                   ----    ---------    --------     ----------     ---------------
C. Baker Cunningham                           1999     518,749     145,000       120,000           29,308
  Chairman of the Board, President,           1998     495,000     105,000       120,000           26,134
  and Chief Executive Officer                 1997     467,833     240,000                         26,150

Peter J. Wickman                              1999     262,500      60,000        30,000            6,412
  Vice President, Operations;                 1998     242,500      40,000        30,000            7,762
  President Belden Electronics                1997     220,000      90,000        10,000            7,275

Richard K. Reece                              1999     262,500      60,000        30,000            6,412
  Vice President, Operations;                 1998     242,500      40,000        30,000            7,762
  President Belden Communications             1997     231,750      90,000        10,000            7,803

Paul Schlessman                               1999     206,041      40,000                         90,201
  Vice President, Finance, Treasurer          1998     188,330      50,000        24,000            3,525
  and Chief Financial Officer                 1997     157,500                     8,000            5,751

Kevin L. Bloomfield                           1999     197,500      45,000        25,000            3,127
  Vice President, Secretary                   1998     187,500      32,000        20,000            4,477
  and General Counsel                         1997     179,000      72,000                          4,529

(1) Salaries are amounts actually received. The aggregate amount of perquisites and other personal benefits for any named executive does not exceed $50,000 or 10% of the total annual salary and bonus for any such named executive and, therefore, such items have been excluded.

(2) Determined by the Compensation Committee at its first meeting held after the end of the fiscal year in which the compensation was earned.

(3) Options granted under the Incentive Plan. The exercise of one-third of the shares is permitted on the first, second, and third anniversaries of the grant dates. The exercise price for the 1997 options was $35.18; the exercise price for the 1998 options was $39.53; and the exercise price for the 1999 options was $20.06. In each instance, the exercise price equaled the average of the high and low of Belden shares on the grant date.

(4) For each of the named officers, amounts include Company contributions and allocations in Company-sponsored qualified and unqualified excess defined contribution plans and other plans. For Mr. Schlessman, this column also includes, for 1999, reimbursements related to relocations totaling $86,330.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                            -----------------------------------------------------------     POTENTIAL REALIZABLE
                                             PERCENT OF                                      VALUES AT ASSUMED
                                               TOTAL                                          ANNUAL RATES OF
                              NUMBER OF       OPTIONS                                           STOCK PRICE
                             SECURITIES      GRANTED TO                                       APPRECIATION FOR
                             UNDERLYING      EMPLOYEES                                         OPTION TERM(1)
                               OPTIONS       IN FISCAL        EXERCISE       EXPIRATION    ----------------------
                            GRANTED(#)(2)       YEAR       PRICE($/SH)(3)       DATE         5%($)       10%($)
                            -------------    ----------    --------------    ----------    ---------    ---------
C. Baker Cunningham            120,000        38.8%          20.0625            1/5/09     1,514,064    3,836,935
Richard K. Reece                30,000         9.7%          20.0625            1/5/09       378,516      959,234
Peter J. Wickman                30,000         9.7%          20.0625            1/5/09       378,516      959,234
Kevin L. Bloomfield             25,000         8.1%          20.0625            1/5/09       315,430      799,361
Paul Schlessman(4)

(1) The Company elected to use "Potential Realizable Values at Assumed Annual Rates of Stock Price Appreciation for Option Term." The dollar amounts under these columns are the result of calculations at the 5% ($32.68) and 10% ($52.04) rates set by the SEC and therefore are not intended to forecast possible future appreciation of the stock price of the Company.

(2) Grants of stock options in 1999 awarded under the Incentive Plan. Exercises of one-third of the shares are permitted on the first, second, and third anniversaries of the grant date.

(3) The purchase price of shares subject to an option is the average of the high and low of Belden shares on the date of grant.

(4) Mr. Schlessman became an officer of the Company after the other officers received option grants and, as a result, did not receive options in 1999.

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                    NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           IN-THE-MONEY
                                                                         OPTIONS AT                  OPTIONS AT
                                 SHARES             VALUE           DECEMBER 31, 1999(#)        DECEMBER 31, 1999($)
                               ACQUIRED ON       REALIZED(1)            EXERCISABLE/                EXERCISABLE/
                               EXERCISE(#)           ($)              UNEXERCISABLE(2)            UNEXERCISABLE(3)
                               -----------       -----------       ----------------------       --------------------
C. Baker Cunningham                   0            $     0            105,000/200,000              $     0/15,000
Peter J. Wickman                 15,000            $28,632              31,666/53,334              $      0/3,750
Richard K. Reece                  4,400            $ 2,642              31,666/53,334              $      0/3,750
Paul Schlessman                       0            $     0              13,332/18,668              $18,414/36,835
Kevin L. Bloomfield               3,658            $   809              16,666/38,334              $      0/3,125

(1) Represents the difference between the option price ($18.31) and the fair market value of the stock on the exercise date.

(2) For Messrs. Cunningham, Wickman, Reece and Bloomfield, table column reflects option grants on February 28, 1994, at an exercise price of $18.31 per share; on February 28, 1996, at an exercise price of $30.75 per share; on February 20, 1998, at an exercise price of $39.53 per share; and on January 5, 1999 at an exercise price of $20.0625. For Messrs. Reece and Wickman, table column also reflects an additional option grant each received on February 26, 1997 to purchase 10,000 shares at an option price of $35.1875 per share. For Mr. Schlessman, table column reflects option grants on February 26, 1997 at $35.1875 per share; on February 20, 1998 at $39.53125 per share; and on November 4, 1998 at $16.9375 per share. For each grant, the exercise price was the average of the high and low of Belden shares on the date of grant. Options become exercisable as to one-third of such options on each of the first three anniversaries of the date of grant and (other than the 1994 grants which expired in February
     1999) will expire ten years after the date of grant.

(3) "Value" represents the difference between the closing price of the common stock on the New York Stock Exchange on December 31, 1999 ($21.00), and the exercise price of such options.

CERTAIN CHANGE IN CONTROL ARRANGEMENTS

     The Company maintains a "grantor trust" under Section 671 of the Code to provide certain participants in designated compensation and supplemental retirement plans with greater assurance that the benefits and payments to which those participants are entitled under those plans will be paid. Prior to a "change of control" of the Company (as defined in the Trust agreement), the Company has the discretion to make contributions to the Trust. After a change in control of the Company, the Company must transfer to the Trust the amount of the benefits participants have earned through the date of the change in control and thereafter continue to fund the Trust as benefits accrue. At December 31, 1999, the balance in the Trust totaled $763.22. The assets of the Trust are subject to claims of the creditors of the Company in the event the Company becomes "insolvent" as defined in the Trust agreement.

     The Company has severance compensation agreements with the executives named in the Summary Compensation Table that become operative if they are terminated following a change in control (as defined in the agreement). In the event of a change in control of the Company, the officer agrees to remain in the employ of the Company for at least three years. Each agreement contemplates that upon a change in control, the officer will continue to receive substantially the same compensation and benefits from the Company (or its successor) that he received before the change. If during the three-year period following a change in control, the officer's employment is terminated by the Company (or its successor) other than for "cause" or "disability" or if the officer terminates the agreement for "good reason" (as defined in the agreement), the officer generally will be entitled to a payment of 2 times (2.99 times for Mr. Cunningham) his annual compensation from the Company, and also be entitled to accrued benefits through the date of termination, and continued life, medical and dental benefits for two years.

     The Incentive Plan provides for the acceleration of certain benefits in the event of a change of control (as defined in the plan) of the Company. Upon the occurrence of a change of control, each non-employee director option with respect to which six months have elapsed since the date of grant, whether the option is then exercisable or not, will be cancelled in consideration for a payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price. Except as may be provided in the agreement relating to the options, a holder of any other options granted under the Incentive Plan which are not then exercisable in full at the time of a change of control will be entitled, with respect to the portion not then exercisable, to receive a cash payment equal to the excess of the then fair market value of the common stock (as calculated in accordance with the Incentive Plan) over the option exercise price.

PENSION PLANS

     The executives named in the Summary Compensation Table may upon retirement be entitled to benefits from the Belden Wire & Cable Company Pension Plan (the "Pension Plan") and the Supplemental Excess Defined Benefit Plan of Belden Wire & Cable Company (the "Supplemental Plan"). Benefits under the plans upon retirement are determined based upon compensation during the employment period and years of service.

     Pursuant to the Pension Plan, the Company credits to each individual's account thereunder 4% of each year's total compensation up to the Social Security wage base for the year, plus 8% of each year's total compensation that exceeds the Social Security wage base. For this purpose, total compensation is cash remuneration paid by the Company to or for the benefit of a participant in the Pension Plan for services rendered while an employee.

     For the executives named in the Summary Compensation Table, the total compensation will be computed as shown in the columns "Salary" and "Bonus" of the Summary Compensation Table. Employees who were formerly employees of Cooper Industries, Inc. were credited for service while employed by Cooper. Benefits for service through August 1, 1993, were determined under the Cooper Salaried Employees' Retirement Plan then in effect and converted to initial balances under the Pension Plan. Funds equal to the actuarial value of the accrued liabilities for all participants plus a pro rata portion of the Cooper plan excess assets have been transferred from the Cooper pension trust to a trust established by Belden for the Pension Plan.

     Employees do not make any contributions to the Pension Plan. Benefits at retirement are payable, as the participant elects, in the form of an escalating annuity, a level annuity with or without survivorship, or a lump-sum payment. The Company contributes to a trust fund sufficient to meet the minimum requirements under the Internal Revenue Code ("Code") to maintain the status of the Pension Plan as a qualified defined benefit plan.

     The Supplemental Plan is an unfunded, nonqualified plan which provides to certain employees, including those named in the Summary Compensation Table, Pension Plan benefits that cannot be paid from a qualified, defined benefit plan due to provisions of the Code.

PENSION BENEFITS

                                             YEARS OF
                                             CREDITED              YEAR            ESTIMATED
                                           SERVICE AS OF        INDIVIDUAL       ANNUAL BENEFIT
                                          JANUARY 1, 2000     REACHES AGE 65       AT AGE 65
                                          ---------------     --------------     --------------
C. Baker Cunningham                            29.5                2006             $250,200
Peter J. Wickman                               19.0                2014             $100,400
Richard K. Reece                                6.4                2021             $138,300
Paul Schlessman                                 2.8                2021             $ 85,200
Kevin L. Bloomfield                            18.5                2016             $ 92,800

     For each of the individuals shown in the Summary Compensation Table, the table above shows current credited years of service, the year each attains age 65, and the projected annual pension benefit at age 65. The projected annual pension benefit is based on the following assumptions: benefits will be paid on a straight-line annuity basis, continued compensation at 1999 levels and an interest credit rate of 4.0%. Amounts payable under the Supplemental Plan are included in the estimated annual benefit.

                            STOCK PERFORMANCE GRAPH

     The graph below compares cumulative total shareholder return (assuming reinvestment of dividends) with the cumulative total shareholder return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Electrical Equipment Index at closing prices.

                          TOTAL RETURN TO SHAREHOLDERS

                              [PERFORMANCE GRAPH]

                                      December 31, 1994   December 31, 1995   December 31, 1996   December 31, 1997
 Belden                                    100.00              117.29              169.04              162.03
 S&P 500 Index                             100.00              137.58              169.17              225.60
 S&P Electrical Equipment Index            100.00              140.33              192.73              271.60


                                      December 31, 1998   December 31, 1999
 Belden                                     99.38               99.49
 S&P 500 Index                             290.08              351.12
 S&P Electrical Equipment Index            364.51              546.57

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     During the year, the Company engaged Ernst & Young LLP ("EY") to perform its annual audit and to render other services. Representatives of EY will be present at the annual meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the Annual Report on Form 10-K for 1999, which, along with the 1999 Annual Report to Shareholders, is being mailed with this Proxy Statement to all shareholders. Representatives of EY will have the opportunity to make a statement at the meeting, if they desire to do so.

                                 OTHER MATTERS

     In 1999, the Company purchased, in arms length transactions, materials used to manufacture wire and cable products from affiliates of Solvay America. Mr. Sadler, one of the nominees for election to the Board this year, is President and Chief Executive Officer of Solvay America. Such sales totaled about $818,000.

                                          By Order of the Board of Directors
                                          KEVIN L. BLOOMFIELD
                                          GENERAL COUNSEL AND SECRETARY
                                          MARCH 27, 2000

                                 [BELDEN LOGO]


--------------------------------------------------------------------------------

                                     PROXY

                                  BELDEN INC.
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 4, 2000
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of Belden Inc. appoints C. Baker Cunningham and Kevin Bloomfield, or either of them, proxies of the undersigned with power of substitution to vote, as designated on the reverse side of this card, all shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 4, 2000, at 11:00 a.m., in the Lewis & Clark Room, the St. Louis Club, 7701 Forsyth Blvd., St. Louis, Missouri, or at any adjournment thereof, with all powers the shareholder would possess, if present, on the matters described in the Proxy Statement dated March 27, 2000. The shareholder revokes any proxies previously given with respect to such meeting.
         THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED "FOR" PROPOSAL I (CHRISTOPHER I. BYRNES, JOHN M. MONTER, AND M. WHITSON SADLER AS NOMINEES FOR DIRECTORS), "FOR" PROPOSAL II (APPROVAL TO INCREASE THE SHARE RESERVE UNDER THE COMPANY'S LONG-TERM INCENTIVE PLAN BY 1,200,000 SHARES) AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.
         To Participants in the Belden Wire & Cable Company Retirement Savings Plan ("Plan"): The number of shares shown on the reverse side includes shares credited to the accounts of participants in the Plan. This card therefore will constitute voting instructions not only for shares held directly by participants outside the Plan but also for shares held indirectly by participants in the Plan. If you own shares through the Plan and do not vote, the trustee of the Plan will vote the Plan's shares in the same proportion as shares for which instructions were received under the Plan.
         RECEIPT IS HEREBY ACKNOWLEDGED OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT, EACH DATED MARCH 27, 2000, AND THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS, EACH FOR THE YEAR ENDING DECEMBER 31, 1999.

[BELDEN LOGO]                                                                VOTE BY PHONE - 1-800-690-6903
BELDEN INC.                                                                  Use any touch-tone telephone to transmit your voting
PROXY SERVICES                                                               instructions. Have your proxy card in hand when you
P.O. BOX 9079                                                                call. You will be prompted to enter your 12-digit
FARMINGDALE, NY 11735                                                        Control Number which is located below and then follow
                                                                             the simple instructions the Vote provides you.

                                                                             VOTE BY INTERNET - www.proxyvote.com
                                                                             Use the Internet to transmit your voting instructions.
                                                                             Have your proxy card in hand when you access the web
                                                                             site. You will be prompted to enter your 12-digit
                                                                             Control Number which is located below.
                                                                             Follow the Instructions:
                                                                             > you can simply cast your vote,
                                                                               or
                                                                             > you can cast your vote and register to receive all
                                                                               future shareholder communications electronically
                                                                               instead of in print.  This means that, for future
                                                                               annual meetings, the annual report, proxy, and other
                                                                               correspondence may be delivered to you electronically
                                                                               via e-mail.

                                                                             VOTE BY MAIL -
                                                                             Mark, sign and date your proxy card and return it in
                                                                             the postage-paid envelope we've provided or return to
                                                                             Belden Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY
                                                                             11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
                                                                                  BELDEN         KEEP THIS PORTION FOR YOUR RECORDS
-----------------------------------------------------------------------------------------------------------------------------------
                              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.              DETACH AND RETURN THIS PORTION ONLY


BELDEN INC.

           I PLAN TO ATTEND THE MEETING.    / /

BOARD OF DIRECTOR RECOMMENDS A VOTE FOR EACH PROPOSAL.            FOR        WITHHOLD   FOR ALL    To withhold authority to vote,
                                                                  ALL          ALL      EXCEPT     mark "For All Except" and write
1.   ELECTION OF DIRECTORS. The nominees for Director are:                                         the nominee's number on the
     01) Christopher I. Byrnes, 02) John M. Monter,               / /         / /       / /        line below.
     03) M. Whitson Sadler

                                                                                                   _________________________________

                                                                                                               For  Against  Abstain

2.   APPROVAL TO INCREASE THE SHARE RESERVE UNDER THE COMPANY'S LONG TERM INCENTIVE PLAN BY 1,200,000 SHARES.  / /    / /     / /

In their discretion, proxies are authorized to transact and vote upon such other matters as may properly come before the meeting or any adjournment thereof.

Please sign exactly as name(s) appear hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

 _____________________________________________                      _____________________________________________________
|                                  |         |                      |                                           |        |
|                                  |         |                      |                                           |        |
|__________________________________|_________|                      |___________________________________________|________|
Signature [PLEASE SIGN WITHIN BOX]    Date                           Signature (Joint Owners)                      Date
